As filed with the Securities and Exchange Commission on June 7, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ONESPAWORLD HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Commonwealth of the Bahamas	Not Applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Harry B. Sands, Lobosky Management Co. Ltd. Shirley House 253 Shirley Street P.O. Box N-624 Nassau, The Bahamas	Not Applicable
(Address of principal executive offices)	(Zip Code)

2019 Equity Incentive Plan

(Full Title of the Plan)

Leonard Fluxman

Executive Chairman

770 South Dixie Highway

Suite 200

Coral Gables, FL 33146

(Name and address of agent for service)

(305) 358-9002

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares, par value $0.0001 per share, issuable under the 2019 Equity Incentive Plan	2,452,925(1)(2)	$12.62(3)	$30,955,914(3)	$ 3,752(3)(4)
Common Shares, par value $0.0001 per share	4,547,075(5)	$12.99(6)	$59,066,505	$ 7,159(4)
Total				$10,911

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional of the Registrant’s common shares, par value $0.0001 per share (the “Common Shares”), that become issuable under the 2019 Equity Incentive Plan (the “Plan”) by reason of any share dividend, share split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding Common Shares.

(2)	Represents Common Shares reserved for future issuance under the Plan.
(3)

Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933. Represents the average of the high and low selling prices per share of the Registrant’s Common Shares as reported on the Nasdaq Capital Market on June 4, 2019.

(4)	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0001212.
(5)	Represents Common Shares to be issued upon the exercise of options previously issued under the Plan.
(6)	Represents the exercise price of options.

The registration statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act of 1933.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

OneSpaWorld Holdings Limited (the “Registrant”) has prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”). The documents containing the information specified in Part I of this Registration Statement will be sent or given to all persons who participate in the 2019 Equity Incentive Plan (the “Plan”), as specified by Rule 428(b)(1) of the Securities Act. These documents are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Commission. The following documents previously filed by the Registrant with the Commission pursuant to the Exchange Act, are hereby incorporated by reference in this Registration Statement:

1.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018.

2.	The Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2019.

3.	The Current Reports on Form 8-K filed on March 25, 2019 and May 2, 2019.

4.

The description of the Registrant’s common shares, (U.S.) $0.0001 par value per share (the “Common Shares”), contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-38843) filed by the Registrant with the Commission on March 21, 2019 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating the description.

All documents and reports subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all shares then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Item 2.02 or 7.01 of Form 8-K that is not deemed to be filed under such provisions.

Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Item 4. Description of Securities.

The class of securities to be offered under this Registration Statement is registered under Section 12(b) of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

Harry B. Sands, Lobosky and Company has opined as to the legality of the securities being offered by this Registration Statement.

Item 6. Indemnification of Directors and Officers.

The Amended and Restated Memorandum and Articles of Association of the Registrant (the “Articles”) provides that the directors and officers of the Registrant, as well as certain other individuals, shall be indemnified by the Registrant to the fullest extent authorized by Bahamian law as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Registrant or any subsidiary of the Registrant.

Section 58 of the International Business Companies Act, 2000 of The Bahamas provides:

1.

Subject to subsection (2) and any limitations in its Memorandum or Articles or in any unanimous shareholder agreement, a company incorporated under this Act may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal or administrative proceedings any person who:

a.

is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil or administrative, by reason of the fact that the person is or was a director, an officer or a liquidator of the company; or

b.

is or was, at the request of the company, serving as a director, officer or liquidator, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

2.	Subsection (1) only applies to a person referred to in that subsection if the person acted honestly and in good faith with a view to the best interests of the company.

The Articles also provide that expenses of directors and/or officers of the Registrant incurred in defending civil or criminal proceedings be paid by the Registrant in advance of final disposition of such proceedings upon such director or officer undertaking to reimburse any such expense which it is ultimately determined he or she is not entitled to be indemnified against by the Registrant.

The Articles also provide that the right of directors and officers to indemnification is not exclusive of any other right to which such directors or officers may be entitled under any law, agreement, vote of shareholders or directors or otherwise. Indemnification is only available to the directors and officers of the Registrant and certain other persons in connection with the performance of their respective functions if such person acted honestly and in good faith with a view to the best interests of the Registrant.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The exhibits filed as part of this Registration Statement are as follows:

Exhibit Number	Description

3.1	Amended and Restated Memorandum and Articles of Association of OneSpaWorld Holdings Limited (1)

5.1	Opinion of Harry B. Sands, Lobosky and Company

10.1	2019 Equity Incentive Plan (1)

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm for OSW Predecessor

23.2	Consent of Harry B. Sands, Lobosky and Company (contained in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page hereto)

(1)	Previously filed with the Registrant’s Current Report on Form 8-K, dated March 25, 2019, and incorporated herein by reference.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Memorandum and Articles of Association of OneSpaWorld Holdings Limited (1)

5.1	Opinion of Harry B. Sands, Lobosky and Company

10.1	2019 Equity Incentive Plan (1)

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm for OSW Predecessor

23.2	Consent of Harry B. Sands, Lobosky and Company (contained in Exhibit 5.1)

24.1	Power of Attorney (included as part of the signature page hereto)

(1)	Previously filed with the Registrant’s Current Report on Form 8-K, dated March 25, 2019, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Coral Gables, State of Florida, this 7th day of June, 2019.

ONESPAWORLD HOLDINGS LIMITED

By:	/s/ Stephen B. Lazarus

Name: Stephen B. Lazarus
Title: Chief Operating Officer and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Glenn J. Fusfield and Stephen B. Lazarus, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title(s)	Date

/s/ Glenn J. Fusfield Glenn J. Fusfield	President, Chief Executive Officer and Director (Principal Executive Officer)	June 7, 2019

/s/ Stephen B. Lazarus Stephen B. Lazarus	Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	June 7, 2019

/s/ Leonard Fluxman Leonard Fluxman	Executive Chairman	June 7, 2019

/s/ Steven J. Heyer Steven J. Heyer	Vice Chairman	June 7, 2019

/s/ Marc Magliacano Marc Magliacano	Director	June 7, 2019

/s/ Andrew R. Heyer Andrew R. Heyer	Director	June 7, 2019

/s/ Walter F. McLallen Walter F. McLallen	Director	June 7, 2019

/s/ Jeffrey E. Stiefler Jeffrey E. Stiefler	Director	June 7, 2019

/s/ Michael J. Dolan Michael J. Dolan	Director	June 7, 2019

/s/ Stephen W. Powell Stephen W. Powell	Director	June 7, 2019

/s/ Maryam Banikarim Maryam Banikarim	Director	June 7, 2019